Exhibit 99.1

Investor Relations Contact:
Rajeev Lalwani, 321-727-9383
rajeev.lalwani@l3harris.com

Media Relations Contact:
Jim Burke, 321-727-9131
jim.burke@l3harris.com

L3Harris Reports First Quarter 2020 Results and Updates Outlook

•	1Q20 revenue $4.6 billion; up 168% and 5% versus prior-year GAAP and pro forma[1], respectively; funded book-to-bill of 1.11

•	1Q20 GAAP earnings per share from continuing operations (EPS) of $0.99, down 51% versus prior-year GAAP and down 43% versus prior-year pro forma

•	1Q20 non-GAAP[2] EPS of $2.80, up 21% versus prior-year adjusted pro forma

•	1Q20 operating cash flow of $533 million; adjusted free cash flow[3] of $533 million

•	Adjusted 2020 outlook to reflect pandemic-related risks primarily in commercial aerospace

•	Completed divestiture of airport security and automation business on May 4, 2020 for $1 billion
___________________________________________________________________________________________
MELBOURNE, Fla., May 5, 2020 — L3Harris Technologies, Inc. (NYSE:LHX) reported first quarter 2020 revenue of $4.6 billion, up 168% and 5% versus prior-year GAAP and pro forma1, respectively. GAAP EPS was $0.99, down 51% versus prior-year GAAP and down 43% versus prior-year pro forma. Non-GAAP EPS2 was $2.80, up 21% versus prior-year adjusted pro forma. Net income was $194 million, down 20% and 52% versus prior-year GAAP and pro forma, respectively. Adjusted earnings before interest and taxes (EBIT)2 was $808 million, up 17% versus prior-year adjusted pro forma, and margin increased 170 basis points (bps) to 17.5%.
"In these unprecedented times, we have remained focused on protecting the health and safety of our employees while meeting the mission-essential requirements of our customers. We are also focused on supporting our suppliers and the communities where we live and work,” said William M. Brown, Chairman and Chief Executive Officer. “And though we’re off to a solid start to the year, we are taking a more measured approach to guidance as a result of the uncertain environment caused by the pandemic. Our liquidity and ability to drive cash generation remain strong, and we continue to execute well against our strategic priorities, including merger integration and investing for the future."

__________________________________________________________________________________________________
1In this release, "pro forma" refers to the applicable prior-year result in the pro forma condensed combined income statement information (prepared in a manner consistent with Article 11 of Regulation S-X) included in our Current Report on Form 8-K filed on May 5, 2020; and “adjusted pro forma" refers to such result as adjusted for certain item(s) indicated in the non-GAAP financial measure reconciliations in the tables.
2Excludes discontinued operations, as applicable, merger deal and integration costs, goodwill and other impairments and amortization of acquisition-related intangibles and other prior-period items; refer to non-GAAP financial measure reconciliations in the tables.
3Adjusted free cash flow is operating cash flows less capital expenditures and adjusted to add back cash flow for merger deal and integration costs; refer to non-GAAP financial measure reconciliations in the tables.

Summary Financial Results

($ millions, except per share data)	First Quarter
	1Q20	1Q19	Change
(GAAP to GAAP comparison)
Revenue	$4,626	$1,728	168%
Net income	$194	$243	(20%)
Net income margin	4.2%	14.1%	(990)bps
EPS	$0.99	$2.02	(51%)

(GAAP to pro forma comparison)
Revenue	$4,626	$4,386	5%
Net income	$194	$400	(52%)
Net income margin	4.2%	9.1%	(490)bps
EPS	$0.99	$1.75	(43%)

(Non-GAAP to adjusted pro forma comparison)[4]
Revenue	$4,626	$4,386	5%
Adjusted EBIT	$808	$693	17%
Adjusted EBIT margin	17.5%	15.8%	170bps
EPS	$2.80	$2.32	21%

Revenue for the first quarter increased 168% versus prior-year GAAP due to the post-merger inclusion of L3 operations in operating results and increased 5% versus prior-year pro forma from growth across the businesses. GAAP EPS decreased 51% versus prior-year GAAP primarily due to an impairment of goodwill and other assets and other COVID-19 related charges, amortization of merger intangibles and a less favorable program mix, partially offset by productivity and integration savings. GAAP EPS decreased 43% versus prior-year pro forma, driven by the costs and charges noted above, partially offset by higher volume, strong operational performance and integration savings. Non-GAAP EPS4 increased 21% versus prior-year adjusted pro forma, driven by the favorable factors noted in the prior sentence. Net income margin decreased 990 bps and 490 bps versus prior-year GAAP and pro forma, respectively. Adjusted EBIT4 margin increased 170 bps to 17.5%.

_____________________________________________________________________________________________________
4Non-GAAP adjustments exclude discontinued operations, merger deal and integration costs, amortization of acquisition-related intangibles, impairment of goodwill and other assets and other COVID-19 related charges and other items; refer to non-GAAP financial measure reconciliations in the tables.

Segment Results

Integrated Mission Systems

($ millions)	First Quarter
	1Q20	1Q19	Change
(GAAP to GAAP comparison)
Revenue	$1,370	$14	n/m
Operating income	$201	$3	n/m
Operating margin	14.7%	21.4%

(GAAP to pro forma comparison)
Revenue	$1,370	$1,362	1%
Operating income	$201	$165	22%
Operating margin	14.7%	12.1%	260bps

__________________
n/m:     Not meaningful
The comparison to prior-year GAAP segment operating results is not meaningful because this segment is almost entirely comprised of former L3 businesses. On a pro forma basis, revenue was up 1% as growth in Maritime was mostly offset by prior-year strength in Electro Optical, and ISR was relatively steady. Operating income increased 22% to $201 million, and margin expanded 260 bps versus prior-year pro forma to 14.7%, driven by operational excellence and integration benefits.
ISR order momentum continued with over $800 million in orders across the Big Safari fleet, including $268 million for aircraft modification, training and sustainment for the Rivet Joint reconnaissance aircraft, strengthening the company's position as partner of choice for aircraft missionization with the U.S. Air Force.
Domestic and international demand for L3Harris electro-optical systems remained strong as continued funding support for the U.S. Army's Shadow UAV program led to a $35 million order for WESCAM sensor suites, bringing funding-to-date to $78 million against a $454 million sole-source IDIQ. Additionally, the company reinforced its incumbency with international customers, receiving $76 million in orders for electro-optical systems from several NATO allies and Middle East customers.
In addition, the company extended its long-standing position as Canada's premier in-service support integrator, and received over $100 million in awards from the Canadian Department of National Defence for fleet maintenance and sustainment solutions in support of CF-18 and CP-140 aircraft.
In Maritime, the company leveraged its expertise in power systems and was awarded contracts for $124 million and $75 million on the Virginia class and Columbia class submarines, respectively.
This order momentum resulted in a segment funded book-to-bill of 1.37 for the quarter and 1.09 since the merger.

Space and Airborne Systems

($ millions)	First Quarter
	1Q20	1Q19	Change
(GAAP to GAAP comparison)
Revenue	$1,192	$956	25%
Operating income	$221	$174	27%
Operating margin	18.5%	18.2%	30bps

(GAAP to pro forma comparison)
Revenue	$1,192	$1,112	7%
Operating income	$221	$198	12%
Operating margin	18.5%	17.8%	70bps

Revenue increased 25% and operating income increased 27% versus prior-year GAAP, primarily due to the post-merger inclusion of L3 operations in results. On a pro forma basis, revenue increased 7% versus the prior year from a ramp in modernization on the F-35 platform in Avionics and classified growth in Intel and Cyber. Operating income increased 12% to $221 million, and margin expanded 70 bps versus prior-year pro forma to 18.5%, from operational excellence and integration benefits.
In Space, the company leveraged its technical expertise and on-going customer relationships to secure a ten-year, $1.2 billion, competitive award as the prime mission integrator for our nation’s space domain awareness program, MOSSAIC. This award, if fully exercised, has the potential to reach $2 billion and continues our 17-year collaboration with the U.S. Space and Missile Systems Center.
L3Harris continued to strengthen its position in Avionics and Electronic Warfare with $269 million in orders for F-35 modernization and avionics components, including a $52 million award for advanced data links under the first Lot 15 order. In addition, the company was awarded a sole-source IDIQ for up to $493 million from the U.S. Special Operations Command for electronic warfare systems.
This order momentum resulted in a segment funded book-to-bill of 1.16 for the quarter and 0.98 since the merger.

Communication Systems

($ millions)	First Quarter
	1Q20	1Q19	Change
(GAAP to GAAP comparison)
Revenue	$1,094	$580	89%
Operating income	$250	$167	50%
Operating margin	22.9%	28.8%	(590)bps

(GAAP to pro forma comparison)
Revenue	$1,094	$1,041	5%
Operating income	$250	$226	11%
Operating margin	22.9%	21.7%	120bps

Revenue increased 89% and operating income increased 50% versus prior-year GAAP, primarily due to the post-merger inclusion of L3 operations in results. On a pro forma basis, revenue increased 5% versus the prior year as the ramp in U.S. DoD modernization programs in Tactical Communications was partially offset by timing of sales for international tactical radios and prior-year strength in Public Safety. Operating income increased 11% to $250 million, and margin expanded 120 bps versus prior-year pro forma to 22.9%, from operational efficiencies and integration benefits, partially offset by less favorable mix.
Tactical Communications received several key awards that support U.S. DoD modernization, strengthening its position in airborne and solidifying its international presence:

•	$383 million sole-source IDIQ from the U.S. Marine Corps for next-generation HF radio systems, with an initial task order of $89 million

•	$42 million from the U.S. Army for next-generation HF radio systems as part of a multi-year modernization effort

•	$28 million from the U.S. Army to provide Single-Channel Ground and Airborne Radio Systems (SINCGARS)

•	$86 million for Falcon III® products from countries in Eastern Europe and the Middle East, supporting the company's installed base and furthering its international leadership
Key awards in Broadband Communications include a $500 million IDIQ, with an initial order of $31 million, to provide tactical waveform modems for resilient and secure communications in support of the U.S. Air Force and Army.
Segment funded book-to-bill was 0.80 for the quarter and 1.03 since the merger.

Aviation Systems

($ millions)	First Quarter
	1Q20	1Q19	Change
(GAAP to GAAP comparison)
Revenue	$1,011	$144	n/m
Operating income	$(177)	$17	n/m
Operating margin	(17.5)%	11.8%

(GAAP to pro forma comparison)
Revenue	$1,011	$914	11%
Operating income	$(177)	$105	n/m
Operating margin	(17.5)%	11.5%	n/m

(Non-GAAP to pro forma comparison)[5]
Revenue	$1,011	$914	11%
Operating income	$147	$105	40%
Operating margin	14.5%	11.5%	300bps

__________
n/m:     Not meaningful
The comparison to prior-year GAAP segment operating results is not meaningful because this segment is comprised almost entirely of former L3 businesses. On a pro forma basis, revenue increased 11% versus the prior year, driven by Defense Aviation Products and Mission Networks, with more muted growth in the commercial aerospace and pilot training businesses due to the effects of the pandemic. Operating income decreased versus prior-year pro forma due to an impairment of goodwill and other assets and other COVID-19-related charges. Non-GAAP operating income increased 40% to $147 million, and margin expanded 300 bps versus prior-year pro forma to 14.5%, from operational efficiencies and integration benefits.
In Defense Aviation Products, L3Harris received multiple awards leveraging investments in precision weapons and unmanned systems capabilities. The company received a $41 million prime contract for the development, integration and testing of an advanced unmanned aircraft system as well as a $24 million contract on the Advanced Low-cost Munitions Ordnance (ALaMO) program for the first low-rate initial production order. Additionally, the company was awarded $59 million in orders for combat propulsion systems in support of the U.S. Army's ground vehicle recapitalization strategy.
This order momentum resulted in a segment funded book-to-bill of 1.05 for the quarter and 1.09 since the merger.

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5Non-GAAP adjustments exclude impairment of goodwill and other assets and other COVID-19-related charges; refer to non-GAAP financial measure reconciliations in the tables.

Cash and Capital Deployment

($ millions)	First Quarter
	1Q20	1Q19	Change
Operating cash flow	$533	$405	$128
Adjusted free cash flow[6]	$533	$379	$154

In the first quarter of fiscal 2020, L3Harris generated $533 million in adjusted free cash flow6 and returned $883 million to shareholders through $700 million in share repurchases and $183 million in dividends.

Guidance
L3Harris updated its guidance for 2020 to the following to reflect current expectations and assumptions regarding COVID-19-related risks:

•
Revenue in a range of $18.3 billion - $18.6 billion, up organically 3% - 5% on an adjusted pro forma basis[7] (reduced from previous range of up 5% - 7%); primarily reflects downturn in commercial aerospace business, as well as some weakness in international and public safety demand and risks from supply chain disruptions

•	GAAP net income margin of 8.2% - 8.5% and adjusted EBIT margin of 17.4% - 17.6% (expanded at upper end of previous range of 17.0% - 17.5%)

•	GAAP EPS of $6.95 - $7.35 and non-GAAP EPS[8] of $11.15 - $11.55 (reduced from previous guidance of $8.35 - $8.75 GAAP and $11.35 - $11.75 non-GAAP)

•	Operating cash flow and adjusted free cash flow[6] unchanged at $2.8 - $2.9 billion and $2.6 - $2.7 billion, respectively

•	~$1.7 billion in share repurchases, inclusive of proceeds from divestitures announced year-to-date

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6Adjusted free cash flow is operating cash flow less capital expenditures and adjusted to add back cash flow for merger deal and integration costs; refer to non-GAAP financial measure reconciliations in the tables.
7In this release, "pro forma" means results developed from condensed combined income statement information prepared in a manner consistent with Article 11 of Regulation S-X, which is contained in our Current Report on Form 8-K filed with the Securities and Exchange Commission on May 5, 2020 and is incorporated herein by reference. "Adjusted pro forma" means pro forma results adjusted for certain items noted below: refer to non-GAAP financial measure reconciliations in the tables.
8Excludes discontinued operations, as applicable, and merger integration costs and amortization of acquisition-related intangibles; refer to non-GAAP financial measure reconciliations in the tables.

COVID-19
In March 2020, the widespread outbreak of coronavirus disease (“COVID-19”) was recognized as a pandemic by the World Health Organization (“WHO”) and declared a national emergency by the U.S. Government. The COVID-19 pandemic and attempts to contain it, such as mandatory closures, “shelter-in-place” orders and travel restrictions, have caused significant disruptions and adverse effects on the U.S. and global economies, including impacts to supply chains, customer demand, international trade and capital markets. In response, L3Harris has increased its focus on keeping its employees safe while continuing to strive to meet customer commitments and support suppliers. For example, L3Harris has instituted work-from-home (for employees who are able to work remotely) and social distancing arrangements; canceled travel and external events; initiated health screening procedures at higher-risk facilities; staggered work shifts, redesigned work stations and implemented stringent cleaning protocols, particularly for production facilities; maintained an active dialog with key suppliers and developed plans to mitigate supply chain risks; and shifted the timing of share repurchases, which bolsters liquidity in support of employees, suppliers and customers during the pandemic. The U.S. Government response has included identifying the Defense Industrial Base as a Critical Infrastructure Sector and enhancing cash flow and liquidity for the Defense Industrial Base, such as by increasing progress payments and accelerating contract awards. As part of the Defense Industrial Base, these actions have enabled L3Harris to keep its U.S. production facilities largely operational in support of national security commitments to U.S. Government customers and to announce that it will accelerate more than $100 million in payments to small business suppliers in 45 states.
Although the company believes that the large percentage of its revenue, earnings and cash flow that is derived from sales to the U.S. Government, whether directly or through prime contractors, will be relatively predictable, in part due to the responsive actions taken by the U.S. Government described above, the company’s commercial and international businesses are at higher risk of adverse impacts related to the COVID-19 pandemic. For example, the severe decline in global air traffic from travel restrictions and the resulting downturn in the commercial aviation market and its impact on customer operations has significantly reduced demand for flight training, flight simulators and commercial avionics products in the company’s Aviation Systems segment’s Commercial Aviation Solutions sector. As a result, the company has temporarily closed some of its flight training facilities in Europe and several other locations and also has recognized in the first quarter 2020 $330 million of charges for impairment of goodwill and other assets and other COVID-19-related impacts.
The company’s updated 2020 guidance reflects the company’s current expectations and assumptions regarding disruptions and other impacts related to the COVID-19 pandemic and associated containment actions, including on the U.S. and global economies. These assumptions include a measured assessment of the downturn in the commercial aerospace business and in demand for public safety solutions, as well as additional potential risks from facility shutdowns, supply chain disruptions and international activity weakness. The company’s current expectations and assumptions could change, which could negatively affect the company’s outlook. The extent of these disruptions and impacts, including on the company’s ability to perform under U.S. Government and other contracts within agreed timeframes and ultimately on its results of operations and cash flows, will depend on future developments, including the severity and duration of the pandemic and associated containment actions taken by the U.S. Government, as well as state, local and international governments, and consequences thereof, and global air traffic demand, all of which are uncertain and unpredictable, could exacerbate other risks described in the company’s filings with the SEC and could materially adversely impact the company’s financial condition, results of operations and cash flows.

Conference Call and Webcast
L3Harris will host a conference call today, May 5, 2020, at 9:00 a.m. Eastern Time (ET) to discuss first quarter 2020 financial results. The dial-in numbers for the teleconference are (U.S.) 844-369-8770 and (International) 862-298-0840, and participants will be directed to an operator. Please allow at least 10 minutes before the scheduled start time to connect to the teleconference. Participants are encouraged to listen via live webcast and view management’s supporting slide presentation at https://www.l3harris.com/investors. A recording of the call will be available on the L3Harris website beginning at approximately 1 p.m. ET on May 5, 2020.
About L3Harris Technologies
L3Harris Technologies is an agile global aerospace and defense technology innovator, delivering end-to-end solutions that meet customers’ mission-critical needs. The company provides advanced defense and commercial technologies across air, land, sea, space and cyber domains. L3Harris has approximately $18 billion in annual revenue and 50,000 employees, with customers in 130 countries. L3Harris.com

Non-GAAP and Pro Forma Financial Measures
This press release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission (“SEC”), including earnings per diluted share from continuing operations for the first quarters of 2020 and 2019; adjusted earnings before interest and taxes (“EBIT”) and adjusted EBIT margin for the first quarters of 2020 and 2019; adjusted free cash flow for the first quarters of 2020 and 2019; expected earnings per diluted share from continuing operations, adjusted EBIT margin and adjusted free cash flow for full-year 2020; in each case, adjusted for certain costs, charges, expenses, losses or other amounts as set forth in the reconciliations of non-GAAP financial measures included in the financial statement tables accompanying this press release. A “non-GAAP financial measure” is generally defined as a numerical measure of a company’s historical or future performance that excludes or includes amounts, or is subject to adjustments, so as to be different from the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles (“GAAP”). L3Harris management believes that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any particular period. L3Harris management also believes that these non-GAAP financial measures enhance the ability of investors to analyze L3Harris business trends and to understand L3Harris performance. In addition, L3Harris may utilize non-GAAP financial measures as guides in forecasting, budgeting and long-term planning processes and to measure operating performance for some management compensation purposes. Non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial measures presented in accordance with GAAP.

This press release also contains pro forma financial measures for the prior year which are reflected in the pro forma condensed combined income statement information (prepared in a manner consistent with Article 11 of Regulation S-X) included in the company’s Current Report on Form 8-K filed with the SEC on May 4, 2020. Adjusted pro forma financial measures are included among the non-GAAP financial measures described in the preceding paragraph and refer to the applicable prior-year pro forma financial measure as adjusted for certain costs, charges, expenses, losses or other amounts as set forth in the reconciliations of non-GAAP financial measures included in the financial statement tables accompanying this press release.

Attachments: Financial statements (8 tables)

Forward-Looking Statements
Statements in this press release that are not historical facts are forward-looking statements that reflect management's current expectations, assumptions and estimates of future performance and economic conditions. Such statements are made in reliance on the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange

Act of 1934. Forward-looking statements in this press release include but are not limited to: revenue, earnings per share and operating cash flow and adjusted free cash flow guidance for 2020; statements regarding expected, potential or contingent impacts or actual, potential or contingent plans related to the COVID-19 pandemic; statements regarding protecting employee health and safety, meeting customer requirements, supporting suppliers and communities, taking a measured approach to guidance, strong liquidity and ability to drive cash generation, and continuing to execute well against strategic priorities, including merger integration and investing for the future; potential program and contract opportunities and awards and the potential value and timing thereof; and other statements regarding outlook or that are not historical facts. The company cautions investors that any forward-looking statements are subject to risks and uncertainties that may cause actual results and future trends to differ materially from those matters expressed in or implied by such forward-looking statements. The company's consolidated results, future trends and forward-looking statements could be affected by many factors, risks and uncertainties, including but not limited to: actual impacts related to the COVID-19 pandemic; risks related to disruption of management time from ongoing business operations due to the combination of L3 and Harris; risks related to the inability to realize benefits or to implement integration plans and other consequences associated with the combination; the risk that any announcements relating to the combination could have adverse effects on the market price of the company’s stock; the risk that the combination could have an adverse effect on the company’s ability to retain customers and retain and hire key personnel and maintain relationships with suppliers and customers, including the U.S. Government and other governments, and on its operating results and businesses generally; the loss of the company’s relationship with the U.S. Government or a change or reduction in U.S. Government funding; potential changes in U.S. Government or customer priorities and requirements (including potential deferrals of awards, terminations, reductions of expenditures, changes to respond to the priorities of Congress and the Administration, budgetary constraints, debt ceiling implications, sequestration, and cost-cutting initiatives); a security breach, through cyber attack or otherwise, or other significant disruptions of the company’s IT networks and systems or those the company operates for customers; the level of returns on defined benefit plan assets and changes in interest rates; risks inherent with large long-term fixed-price contracts, particularly the ability to contain cost overruns; changes in estimates used in accounting for the company’s programs; financial and government and regulatory risks relating to international sales and operations; effects of any non-compliance with laws; the company’s ability to continue to develop new products that achieve market acceptance; the consequences of uncertain economic conditions and future geo-political events; strategic transactions, including mergers, acquisitions, divestitures, spin-offs and the risks and uncertainties related thereto, including the company’s ability to manage and integrate acquired businesses and realize expected benefits, the potential disruption to relationships with employees, suppliers and customers, including the U.S. Government, and to the company’s business generally, and potential tax, indemnification and other liabilities and exposures; performance of the company’s subcontractors and suppliers; potential claims related to infringement of intellectual property rights or environmental remediation or other contingencies, litigation and legal matters and the ultimate outcome thereof; downturns in global demand for air travel and other economic factors impacting our commercial aviation products, systems and services business; risks inherent in developing new and complex technologies and/or that may not be covered adequately by insurance or indemnity; changes in the company’s effective tax rate; significant indebtedness and unfunded pension liability and potential downgrades in the company’s credit ratings; unforeseen environmental matters; natural disasters or other disruptions affecting the company’s operations; changes in future business or other market conditions that could cause business investments and/or recorded goodwill or other long-term assets to become impaired and the company’s ability to attract and retain key employees, maintain reasonable relationships with unionized employees and manage escalating costs of providing employee health care. Further information relating to these and other factors that may impact the company's results, future trends and forward-looking statements are disclosed in the company's filings with the SEC. The forward-looking statements contained in this press release are made as of the date of this press release, and the company disclaims any intention or obligation, other than imposed by law, to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Persons reading this press release are cautioned not to place undue reliance on forward-looking statements.

Table 1
L3HARRIS TECHNOLOGIES, INC.
CY'20 First Quarter Summary
CONDENSED CONSOLIDATED STATEMENT OF INCOME
(Unaudited)

	Quarter Ended
	April 3, 2020	March 29, 2019

	(In millions, except per share amounts)
Revenue from product sales and services	$4,626	$1,728
Cost of product sales and services	(3,298)	(1,139)
Engineering, selling and administrative expenses	(815)	(310)
Impairment of goodwill and other assets	(324)	—
Non-operating income	95	46
Interest income	5	1
Interest expense	(68)	(43)
Income from continuing operations before income taxes	221	283
Income taxes	(26)	(40)
Income from continuing operations	195	243
Discontinued operations, net of income taxes	(1)	—
Net income	194	243
Noncontrolling interests, net of income taxes	23	—
Net income attributable to L3Harris Technologies, Inc.	$217	$243

Net income per common share attributable to L3Harris Technologies, Inc. common shareholders
Basic
Continuing operations	$1.00	$2.06
Discontinued operations	—	—
	$1.00	$2.06
Diluted
Continuing operations	$0.99	$2.02
Discontinued operations	—	—
	$0.99	$2.02

Basic weighted average common shares outstanding	217.3	117.9
Diluted weighted average common shares outstanding	219.3	120.3

Table 2
L3HARRIS TECHNOLOGIES, INC.
CY'20 First Quarter Summary
BUSINESS SEGMENT INFORMATION
(Unaudited)

	Quarter Ended
	April 3, 2020	March 29, 2019

	(In millions)
Revenue
Integrated Mission Systems	$1,370	$14
Space and Airborne Systems	1,192	956
Communication Systems	1,094	580
Aviation Systems	1,011	144
Other non-reportable business segments	—	35
Corporate eliminations	(41)	(1)
	$4,626	$1,728
Income From Continuing Operations Before Income Taxes
Segment Operating Income:
Integrated Mission Systems	$201	$3
Space and Airborne Systems	221	174
Communication Systems	250	167
Aviation Systems	(177)	17
Other non-reportable business segments	—	6
Unallocated corporate expenses	(33)	—
L3Harris Merger-related transaction and integration expenses	(31)	(16)
Amortization of acquisition-related intangibles	(145)	(25)
Pension adjustment	(97)	(47)
Non-operating income	95	46
Net interest expense	(63)	(42)
	$221	$283

Table 3
L3HARRIS TECHNOLOGIES, INC.
CY'20 First Quarter Summary
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited)

	Quarter Ended
	April 3, 2020	March 29, 2019

	(In millions)
Operating Activities
Net income	$194	$243
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	230	64
Postretirement benefit plan income and share-based compensation	7	—
Qualified pension plan contributions	(2)	—
Impairment of goodwill and other assets	324	—
(Increase) decrease in:
Accounts receivable	(164)	41
Contract assets	(110)	(52)
Inventories	40	(8)
Increase (decrease) in:
Accounts payable	253	2
Contract liabilities	(47)	(13)
Other	(192)	128
Net cash provided by operating activities	533	405
Investing Activities
Net additions of property, plant and equipment	(48)	(37)
Other investing activities	(10)	—
Net cash used in investing activities	(58)	(37)
Financing Activities
Net proceeds from borrowings	245	—
Repayments of borrowings	(1)	(301)
Proceeds from exercises of employee stock options	33	6
Repurchases of common stock	(700)	—
Cash dividends	(183)	(81)
Distributions to noncontrolling interests	(5)	—
Tax withholding payments associated with vested share-based awards	(1)	(4)
Net cash used in financing activities	(612)	(380)
Effect of exchange rate changes on cash and cash equivalents	(24)	3
Net decrease in cash and cash equivalents	(161)	(9)
Cash and cash equivalents, beginning of year	824	343
Cash and cash equivalents, end of quarter	$663	$334

Table 4
L3HARRIS TECHNOLOGIES, INC.
CY'20 First Quarter Summary
CONDENSED CONSOLIDATED BALANCE SHEET
(Unaudited)

	April 3, 2020	January 3, 2020

	(In millions)
Assets
Cash and cash equivalents	$663	$824
Receivables	1,278	1,216
Contract assets	2,467	2,459
Inventories	990	1,219
Inventory prepayments	50	91
Assets of disposal group held for sale	1,208	—
Property, plant and equipment	2,032	2,117
Operating lease right-of-use assets	784	837
Goodwill	19,265	20,001
Other intangible assets	8,171	8,458
Other assets	1,197	1,114
	$38,105	$38,336

Liabilities
Short-term debt	$2	$3
Accounts payable	1,422	1,261
Contract liabilities	1,138	1,214
Compensation and benefits	329	460
Current portion of long-term debt, net	896	257
Liabilities of disposal group held for sale	204	—
Defined benefit plans	1,744	1,819
Operating lease liabilities	729	781
Long-term debt, net	6,294	6,694
Other liabilities	3,320	3,103
Equity	22,027	22,744
	$38,105	$38,336

L3HARRIS TECHNOLOGIES, INC.
CY'20 First Quarter Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND REGULATION G DISCLOSURE

To supplement our condensed consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), we provide additional measures of income from continuing operations per diluted common share, net income, net income margin and net cash provided by operating activities, adjusted to exclude certain costs, charges, expenses and losses or other amounts. L3Harris management believes that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any particular period. L3Harris management also believes that these non-GAAP financial measures enhance the ability of investors to analyze L3Harris’ business trends and to understand L3Harris’ performance. In addition, L3Harris may utilize non-GAAP financial measures as guides in its forecasting, budgeting, and long-term planning processes and to measure operating performance for some management compensation purposes. Any analysis of non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. A reconciliation of these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP follows:

Table 5
L3HARRIS TECHNOLOGIES, INC.
CY'20 First Quarter Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Adjusted EBIT and Adjusted EBIT Margin
(Unaudited)

	Quarter Ended
	April 3, 2020	March 29, 2019
	Reported	Pro Forma	2020 Guidance

	(In millions)
Revenue from product sales and services (B)	$4,626	$4,386	$18,300 to $18,600

Net income	$194	$400	$1,503 to $1,578
Adjustments:
Discontinued operations, net of income taxes	1	—	~ 1
Net interest expense	63	67	~ 255
Income taxes	26	56	269 to 284
Pre-merger L3 integration costs	—	13	—
L3Harris Merger integration costs	31	12	~ 158
Amortization of acquisition-related intangibles	145	145	~ 650
Impairment of goodwill and other assets and other COVID-19-related charges	330	—	~ 330
Additional cost of sales related to the fair value step-up in inventory sold	15	—	~ 15
Divestiture expenses	3	—	~ 3
Total adjustments	614	293	1,681 to 1,696
Adjusted EBIT (A)	$808	$693	$3,184 to $3,274

Adjusted EBIT margin percentage (A) / (B)	17.5%	15.8%	17.4% to 17.6%

Table 6
L3HARRIS TECHNOLOGIES, INC.
CY'20 First Quarter Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Reconciliation of Income from Continuing Operations per Diluted Common Share to Non-GAAP Income from Continuing Operations per Diluted Common Share
(Unaudited)

	Quarter Ended
	April 3, 2020	March 29, 2019
	Reported	Pro Forma	2020 Guidance
Income from continuing operations attributable to L3Harris Technologies, Inc. common shareholders	$0.99	$1.75	$6.95 to $7.35

Adjustments:
Pre-merger L3 integration costs	—	0.06	—
L3Harris Merger integration costs	0.14	0.05	~ 0.72
Amortization of acquisition-related intangibles	0.66	0.64	~ 3.00
Impairment of goodwill and other assets and other COVID-19-related charges	1.50	—	~ 1.52
Noncontrolling portion of goodwill impairment charge	(0.12)	—	~ (0.13)
Additional cost of sales related to the fair value step-up in inventory sold	0.07	—	~ 0.07
Divestiture expenses	0.02	—	~ 0.02
Total pre-tax adjustments	2.27	0.75	~ 5.20
Income taxes on above adjustments	(0.46)	(0.18)	~ (1.00)
Total adjustments after-tax	1.81	0.57	~ 4.20
Non-GAAP income from continuing operations per diluted common share	$2.80	$2.32	$11.15 to $11.55

Table 7
L3HARRIS TECHNOLOGIES, INC.
CY'20 First Quarter Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Free Cash Flow and Adjusted Free Cash Flow
(Unaudited)

	Quarter Ended
	April 3, 2020	March 29, 2019	2020 Guidance

	(In millions)
Net cash provided by operating activities	$533	$405	$2,800 to $2,900
Net additions of property, plant and equipment	(48)	(37)	~ (400)
Free cash flow	485	368	$2,400 to $2,500
Cash used for L3Harris Merger transaction costs	—	11	—
Cash used for L3Harris Merger integration costs	48	—	~ 200
Adjusted free cash flow	$533	$379	$2,600 to $2,700

Table 8
L3HARRIS TECHNOLOGIES, INC.
CY'20 First Quarter Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Segment Operating Income (Loss) and Segment Operating Margin Percentage
(Unaudited)

	Quarter Ended
	April 3, 2020
	As Reported	Adjustment (A)	Non-GAAP

	(In millions)
Segment Revenue
Aviation Systems	$1,011	$—	$1,011
Segment Operating Income (Loss)
Aviation Systems	$(177)	$324	$147
Segment Operating Margin Percentage
Aviation Systems	(17.5)%		14.5%

(A) Adjustments for impairment of goodwill and other assets and other COVID-19-related charges